                        OPPENHEIMER SERIES FUND, INC.
                            ARTICLE SUPPLEMENTARY

      Oppenheimer Series Fund, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the
"Corporation"), hereby certifies to the State Department of Assessments and
Taxation of Maryland that:

      FIRST:  The Corporation is registered as an open-end company under the
Investment Company Act of 1940, as amended, with the authority to issue
3,000,000,000 (Three Billion) shares of capital stock, par value $0.001 per share and aggregate par value $3,000,000, classified as follows:

      Series and Classes                        Authorized Shares

      Oppenheimer Disciplined Allocation
      Fund
         Class A Common Stock                    300,000,000
         Class B Common Stock                    100,000,000
         Class C Common Stock                     50,000,000
         Class N Common Stock                    100,000,000
         Class Y Common Stock                     50,000,000

      Oppenheimer Value Fund
         Class A Common Stock                    300,000,000
         Class B Common Stock                    100,000,000
         Class C Common Stock                     50,000,000
         Class N Common Stock                    100,000,000
         Class Y Common Stock                     50,000,000

The remaining 1,850,000,000 shares of common stock of the Corporation were undesignated as to series or class.

      SECOND:  There are no shares of the Oppenheimer Disciplined Allocation
Fund series currently outstanding.

      THIRD:  The Board of Directors hereby reclassifies as Class Y shares of
Oppenheimer Value Fund 50,000,000 shares of common stock that were previously undesignated as to series or class and reclassifies all of the Class A, Class
B, Class C, Class N and Class Y shares of common stock of Oppenheimer
Disciplined Allocation Fund as being undesignated as to series or class.

      FOURTH:  After this reclassification, the total number of shares of all classes and series of stock which the Corporation has authority to issue remains 3,000,000,000 (Three Billion) shares of capital stock, par value
$0.001 per share and aggregate par value $3,000,000, and is, classified and designated as follows.

      Series and Classes                        Authorized Shares

      Oppenheimer Value Fund
         Class A Common Stock                    300,000,000
         Class B Common Stock                    100,000,000
         Class C Common Stock                     50,000,000
         Class N Common Stock                    100,000,000
         Class Y Common Stock                    100,000,000

The remaining 2,350,000,000 shares of common stock of the Corporation are undesignated as to series or class.

      FIFTH:  The forgoing does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, as set forth in the
Articles of Incorporation, of the Capital Stock of the Corporation existing before the reclassification. The terms of the reclassified Class Y shares of the Oppenheimer Value Fund (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) shall be as set forth in the Articles of Incorporation for the Capital Stock of the
Corporation existing before the reclassification.

      SIXTH:  The foregoing reclassification has been approved by a majority of the entire Board of Directors pursuant to authority expressly granted to the Board of Directors by Sections 2-105(a)(9), and 2-605(a)(2) of the
Maryland General Corporation Law, and in Article FOURTH of the Charter of the
Corporation.

      SEVENTH:  The foregoing articles shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

      IN WITNESS WHEREOF, OPPENHEIMER VALUE FUND, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on December 7, 2007.

WITNESS:                                OPPENHEIMER VALUE FUND, INC.

/s/ Phillip S. Gillespie                By:/s/ Mark Vandehey
Phillip S. Gillespie, Assistant            Mark Vandehey, Vice President
Secretary

      THE UNDERSIGNED, Vice President of OPPENHEIMER VALUE FUND, INC., who
executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                        /s/ Mark Vandehey
                                        ------------------------------------
                                        Mark Vandehey, Vice President